UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

_____________________________________

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INPIXON

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

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2479 E. Bayshore Road, Suite 195
Palo Alto, CA 94303

YOUR VOTE IS EXTREMELY IMPORTANT!

November 27, 2019

To Our Stockholders:

On November 15, 2019, Inpixon (the “Company,” “us,” “we” or “our”) reconvened its 2019 Annual Meeting of Stockholders (the “Reconvened Annual Meeting”) to vote on the proposals for a reverse stock split of the Company’s common stock (the “Reverse Split Proposal”) and an amendment to increase the number of authorized shares of common stock from 250,000,000 to 500,000,000 (the “Authorized Share Increase Proposal”). The Reverse Split Proposal was approved by stockholders at the Reconvened Annual Meeting; however, there was not a sufficient number of shares voted in favor for the Authorized Share Increase Proposal to pass. Accordingly, no vote was taken on the Authorized Share Increase Proposal at the Reconvened Annual Meeting. In order to allow additional time to solicit proxies to vote on the Authorized Share Increase Proposal, the Reconvened Annual Meeting was further adjourned, solely with respect to voting on the Authorized Share Increase Proposal, to reconvene at 10:00 a.m., Pacific Time, on December 13, 2019 at the executive offices of the Company, located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303.

Our Board of Directors unanimously recommends stockholders vote “FOR” the Authorized Share Increase Proposal in order to allow us to increase the number of authorized shares of common stock to 500,000,000. As we have discussed, our recent acquisitions have contributed towards our revenue growth, enhanced our technology and product offering and assisted in positioning us as a leader in the indoor positioning and analytics market. In this regard, the Authorized Share Increase Proposal is an important component of our M&A strategy. In all of our recent transactions, we have used our stock as partial consideration allowing us to conserve cash resources for the development of our products and services. As a result, it is important that we continue to have enough authorized shares of common stock to issue as consideration in connection with the execution of our M&A and growth strategy.

During the pendency of the adjourned meeting, stockholders holding shares as of the record date of September 3, 2019 who have not yet voted are encouraged to vote on the Authorized Share Increase Proposal. Stockholders who have already voted and want to change their vote can update their vote at any time – the most recently cast votes become what is recorded.

If stockholders need assistance voting, stockholders are asked to call D.F. King at (866) 796-1271.

Sincerely,

Nadir Ali
Chief Executive Officer Palo Alto, California

Cautionary Statement on Forward-looking Information

Certain statements in this communication contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”), that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe,” “may,” “plan,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements. Such forward-looking statements are based on a number of assumptions. Although our management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ significantly from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Please see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our other filings, including subsequent current and periodic reports, information statements and registration statements filed with the SEC. You are cautioned to review such reports and other filings at www.sec.gov. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the Company’s current expectations and the Company does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.